SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 23, 2010 (February 19, 2010)

General Environmental Management, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

33-55254-38	87-0485313
(Commission File Number)	(IRS Employer Identification No.)

3191 Temple Avenue, Suite 250 Pomona, California	91768
(Address of Principal Executive Offices)	(Zip Code)

(909) 444-9500
(Registrant's Telephone Number, Including Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)

Item 8.01 Other Events.

On February 23, 2010, General Environmental Management, Inc., a Nevada corporation, (the “Company) announced that, at a Special Meeting of Stockholders held on February 19, 2010 (the “Meeting”), stockholders approved the Purchase Agreement (the “Agreement”) dated as of November 25, 2009, by and between GEM and Luntz Acquisition (Delaware) LLC.

In the final vote count by the inspector of election, 8,228,864 GEM common shares (approximately 56.53 percent of the outstanding common shares) were represented at the Meeting, in person or by proxy, and the Agreement was approved by 99.77 percent of the shares voted and 56.40 percent of the shares outstanding.

The closing of the transaction is anticipated to occur before the end of February, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Environmental Management, Inc

By: /s/ Timothy Koziol

________________________________
Timothy Koziol, Chief Executive Officer

Date: February 23, 2010

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